                                                                   EXHIBIT 5.1

           [Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]



                                        October 27, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     HCC Industries Inc. and Subsidiary
                Guarantors - Registration Statement
                on Form S-4 (Nos. 333-32207 and
                333-32207-01 through 05)
                -----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to HCC Indus tries Inc., a Delaware corporation (the "Company"), in connection with the public offering of $90,000,000 aggregate principal amount of the Company's 10-3/4% Senior Subordinated Exchange Notes Due 2007 (the "Notes"), which are to be fully and unconditionally guaranteed on a senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the Notes, the "Securities") by each of Hermetic Seal Corporation, a Delaware corporation, Glasseal Products, Inc., a New Jersey corporation, Sealtron, Inc., a Delaware corporation, Sealtron Acquisition Corp., a Delaware corporation, HCC Industries International, a California corporation, and Norfolk Avon Realty Trust, a trust operating under a declaration of trust governed by the laws of the Commonwealth of Massa chusetts (collectively, the "Subsidiary Guarantors"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10-3/4% Senior Subordinated Notes Due 2007 of the Company (the "Old
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Securities and Exchange Commission
October 27, 1997
Page 2

Notes"), and are to be governed by an Indenture, dated as of May 6, 1997 (the "Indenture"), as supplemented by a supplemental indenture, dated as of October 24, 1997 (the "Supplemental Indenture"), by and among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration State ment on Form S-4 (File No. 333-32207 and Nos. 333-32207-01 through 05) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on July 28, 1997 under the Act,
Amendment No. 1 thereto filed with the Commission on September 8, 1997, Amendment No. 2 thereto filed with the Commission on September 23, 1997 and Amendment No. 3 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement, dated May 6, 1997 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantor, Credit Suisse First Boston Corporation and Furman Selz LLC; (iii) an executed copy of the Indenture; (iv) an executed copy of the Supplemental Indenture; (v) the Certificates of Incorporation of the Company and each of the Subsidiary Guaran tors (other than Norfolk Avon Realty Trust), as amended to date; (vi) the By-Laws of the Company and each of the Subsidiary Guarantors (other than Norfolk Avon Realty Trust), as amended to date; (vii) the Declaration of Trust of Norfolk Avon Realty Trust; (viii) certain resolutions adopted by the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Old Notes and the Securities, the Indenture, the Supplemental Indenture and related matters;
(ix) certain resolutions adopted by the Boards of Directors or the Trustee of each of the Subsidiary Guarantors relating to, among other things, the issuance of the Guarantees by the Subsidiary Guarantors; and (x) the form of the Notes (including the form of Guarantees) included
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Securities and Exchange Commission
October 27, 1997
Page 3

as an exhibit to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Subsidiary Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obliga tions thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

          We have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Securities, the Indenture and the Supplemental Indenture and the performance by the Company and the Subsidiary Guaran tors of their respective obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their properties is subject (except that we do not make the assumptions set forth in this clause (i) with respect to the Certificates of Incorporation or By-laws of the Company and each of the Subsidiary Guarantors (other than Norfolk Avon Realty Trust) and the Declaration of Trust of Norfolk Avon Realty Trust), (ii) any law, rule or regulation to which the Company and the Subsidiary Guarantors are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the General Corporation Law of the State of Delaware, the California General
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Securities and Exchange Commission
October 27, 1997
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Corporation Law, the New Jersey Business Corporation Act, the Massachusetts
Business Corporation Law and Chapter 182 of the Massachusetts General Laws relating to Volun tary Associations and Certain Trusts (together, the "Massachusetts Business Laws") and those laws, rules and regulations (other than securities and antifraud laws) of the State of New York that, in our experience, are nor mally applicable to transactions of the type provided for by the Indenture and the Securities (it being understood that we have made no special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, the California General Corporation Law, the New Jersey Business Corporation Act and the Massachusetts Business Laws.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Inden ture, as supplemented by the Supplemental Indenture (the "Supplemented Indenture"), has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Notes have been duly executed by the Company and authen ticated by the Trustee in accordance with the provisions of the Supplemented Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Supplemented Indenture and enforceable against the Company in accordance with their terms, and the Guarantees will be valid and binding
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Securities and Exchange Commission
October 27, 1997
Page 5

obligations of the Subsidiary Guarantors entitled to the benefits of the Supplemented Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, in each case, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                   Very truly yours,
                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP